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KIRKPATRICK & LOCKHART LLP                         1800 Massachusetts Avenue, NW
                                                   Second Floor
                                                   Washington, DC 20036-1800
                                                   202.778.9000
                                                   www.kl.com


May 18, 2001

Equitable Premier Funds Trust
1290 Avenue of the Americas
New York, New York 10104

Ladies and Gentlemen:

         We have acted as counsel to the Equitable Premier Funds Trust, a Delaware business trust (the "Trust"), in connection with Post-Effective Amendment No. 1 (the "PEA") to the Trust's Registration Statement on Form N-1A (File No. 333-56080) relating to the issuance and sale of Shares of the Trust. You have requested our opinion with respect to the matters set forth below.

         In this opinion letter, the term "Shares" refers to the shares of beneficial interest in each series of the Trust listed in Schedule A attached to this opinion letter, that may be issued during the time PEA is effective and has not been superseded by another post-effective amendment.

          In connection with rendering the opinions set forth below, we have examined copies, believed by us to be genuine, of the Trust's Agreement and Declaration of Trust dated as of January 23, 2001 (the "Agreement"), Bylaws and such other documents relating to its organization and operation as we have deemed relevant to our opinions, as set forth herein. With respect to matters governed by the laws of the State of Delaware (excluding the securities laws thereof), we have relied solely on the opinion letter of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, filed on May 8, 2001 with Pre-Effective Amendment No. 2 to the Trust's Registration Statement, which remains accurate as of the date hereof (as referenced in the letter attached hereto as Exhibit A).

          The opinions set forth in this letter are limited to the laws and facts in existence on the date hereof, and are further limited to the laws (other than laws relating to choice of law) of the State of Delaware that in our experience are normally applicable to the issuance of shares of beneficial interest by business trusts and to the Securities Act of 1933, as amended (the "1933 Act"), the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder.

          Based on and subject to the foregoing, and the additional qualifications and other matters set forth below, it is our opinion that as of the date hereof the Shares,


    BOSTON o DALLAS o HARRISBURG o LOS ANGELES o MIAMI o NEWARK o NEW YORK o
                    PITTSBURGH o SAN FRANCISCO o WASHINGTON

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Equitable Premier Funds Trust
May 18, 2001
Page 2

when sold in accordance with the terms contemplated by the PEA, including receipt by the Trust of full payment for the Shares and compliance with the 1933 Act and 1940 Act, will have been validly issued and will be fully paid and non-assessable.

          We are furnishing this opinion letter to you solely in connection with the issuance of the Shares. You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose, without specific prior written consent.

          The foregoing opinions are rendered as of the date of this letter, except as otherwise indicated. We assume no obligation to update or supplement our opinions to reflect any changes of law or fact that may occur.

          We hereby consent to this opinion letter accompanying the PEA when it is filed with the SEC and to the reference to our firm in the statement of additional information that is being filed as part of such PEA.



                                        Very truly yours,

                                        /s/ Kirkpatrick & Lockhart LLP

                                        KIRKPATRICK & LOCKHART LLP


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                                   SCHEDULE A

                          EQUITABLE PREMIER FUNDS TRUST


                  Equitable Premier Large Cap Core Equity Fund

                     Equitable Premier Large Cap Growth Fund

                     Equitable Premier Large Cap Value Fund

                   Equitable Premier Small/Mid Cap Growth Fund

                   Equitable Premier Small/Mid Cap Value Fund

                   Equitable Premier International Equity Fund

                        Equitable Premier Technology Fund

                       Equitable Premier Health Care Fund

                        Equitable Premier Core Bond Fund


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                                    EXHIBIT A


                 [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]



                                  May 18, 2001


Kirkpatrick & Lockhart LLP
1800 Massachusetts Avenue, NW
Second Floor
Washington, DC 20036-1800



                  Re:   Re:   Equitable Trust and Equitable Premier Funds Trust

Ladies and Gentlemen:

                  Reference is made to our legal opinions, each dated May 7, 2001, attached hereto (the "Opinions"), as special Delaware counsel for Equitable Trust, a Delaware business trust, and Equitable Premier Funds Trust, a Delaware business trust, in connection with the transactions contemplated by the Declarations of Trust as described in each Opinion. We hereby confirm that the Opinions are accurate as of the date hereof. We note that we have not undertaken to update the Opinion in any respect.

                                            Very truly yours,

                                            /s/ Richards, Layton & Finger, P.A.


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